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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT AND REPORT ON SCHEDULES

To the Board of Directors and Shareholders of Anthony & Sylvan Pools Corporation
Chardon, Ohio

We consent to the use in this Registration Statement of Anthony & Sylvan Pools Corporation on Form S-1 of our reports on the financial statements of Anthony & Sylvan Pools Corporation dated September 15, 1998, and Anthony & Sylvan Pools, Inc. dated September 15, 1998, appearing in the Prospectus, which is a part of this Registration Statement, and to the references to us under the heading "Experts" in such Prospectus.

Our audits of the financial statements referred to in our aforementioned reports also included the financial statement schedules of Anthony & Sylvan Pools Corporation and Anthony & Sylvan Pools, Inc. listed in Item 16(b). These financial statement schedules are the responsibility of the Corporation's management. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedules, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

Deloitte & Touche LLP

Cleveland, Ohio
September 15, 1998